                                                                  EXHIBIT 10.28

                                US BANK BUILDING
                                     LEASE

THIS LEASE dated this 15th day of November, 1996, is between WEST RIVERSIDE INVESTORS, a general partnership (the Owner) and NATIOINAL SECURITIES. a Washington corporation (the Tenant).

1. PREMISES. Owner leases to Tenant and Tenant leases from Owner the space (the Premises), known as Suite 1300, consisting of approximately 4.583 useable square feet (as per Floor Plan attached as Exhibit A) of the US Bank Building located at West 422 Riverside Avenue, Spokane, Washington 99201.

The Premises are located on the following property (the Property):

         Lot Six (6) and the West forty (40') feet of Lot Seven (7) in Block Sixteen (16) of RESURVEY AND ADDITION TO SPOKANE FALLS (now Spokane), all situate in the City of Spokane, County of Spokane, State of Washington.

2. TERM. The term of this Lease shall be SIX- (6) years and ZERO (0) months, commencing DECEMBER l, 19 96, and ending DECEMBER 31, 20 02 (the Term). Acceptance by Owner of rent for a period after the end of the Term shall not extend the Term, but shall evidence a month-to-month tenancy.

3. RENT. [Tenant agrees to pay Owner for the Premises in advance on the first day of each calendar month of the Term, a minimum monthly rental of ___________ DOLLARS ($________) for the term of the Lease, together with any adjustments as provided for below.]

        Owner may, in its sole discretion, elect to increase the monthly rental payable hereunder, subject to the percentage limitation set forth below. In the event Owner so elects to increase the monthly rental payable hereunder, Owner shall notify Tenant in writing of the adjusted rental to apply. Said notice shall be given not less than thirty (30) days in advance of the calendar month for which the new rental shall become effective. Said rental adjustment shall be limited to not more than one (1) increase within any twelve (12) month interval. The first rental adjustment shall not occur prior to ______________.

        Each monthly rental adjustment as called for above shall be limited to a maximum increase per each adjustment of (___%) ____ percent per month of the minimum monthly rental for the month prior to adjustment. In no event shall the monthly rental payable hereunder be decreased.

THE RENTAL SCHEDULE SHALL BE AS FOLLOWS:

                 MONTH 1  $0
                 MONTHS 2-13      $5,347.00/PER MONTH
                 MONTHS 14-25     $5,633.00/PER MONTH
                 MONTHS 26-37     $5,920.00/PER MONTH
                 MONTHS 38-49     $6,206.00/PER MONTH
                 MONTHS 50-61     $6,493.00/PER MONTH

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                 MONTHS 62-73     $6.779.00/PER MONTH



















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         The rental shall be paid at the office of the Owner's agent, Kiemle &
Hagood Company, West 601 Main Avenue, Spokane. Washington 99201, or at such other place as Owner may from time-to-time designate in writing.

         Tenant acknowledges that late payment by Tenant to Owner of the fixed minimum rent will cause Owner to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Owner by the terms of any encumbrance and note secured by any encumbrance covering the leased Premises. Therefore, if any installment of rent due from Tenant is not received by Owner by the 10TH day of each and every month, Tenant shall pay to Owner an additional sum of FIVE PERCENT (5%) of the overdue minimum as a surcharge. The parties agree that this surcharge represents a fair and reasonable estimate of the costs that Owner will incur by reason of late payment by Tenant.
Acceptance of any surcharge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Owner from exercising any of the other rights and remedies available to Owner.

4. BUSINESS PURPOSE. [The Premises are to be used for conducting therein a SECURITIES SALES and for no other business or purpose without the prior written consent of the Owner.]

         TENANT SHALL USE AND OCCUPY THE PREMISES FOR TENANT'S AND TENANT'S PERMITTED OCCUPANTS' EXECUTIVE, ADMINISTRATIVE, ACCOUNTING, PURCHASING, SALES AND GENERAL OFFICES AND FOR ANY OTHER LAWFUL OFFICE USE INCIDENTAL TO THE PRINCIPAL USE OF THE PREMISES AS A SECURITIES BROKER-DEALER AND FOR NO OTHER PURPOSE.

5. ASSIGNMENT. Tenant may not assign this Lease nor sublet the Premises nor any part thereof without the prior written approval of Owner. If Owner should once approve an assignment or subletting, Owner shall not be barred from thereafter refusing to consent to any further assignment or to subletting. Owner shall not unreasonably withhold consent to assignment or to subletting. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PARAGRAPH NO. 5 SHALL BE CONSTRUED TO PROHIBIT TENANT FROM LICENSING SPACE IN THE PREMISES TO SECURITIES BROKERS FOR THE CONDUCT OF TENANT'S BUSINESS.

6. SERVICES AND UTILITIES. As long as Tenant is not in default hereunder, Owner shall furnish customary janitor service, electricity for lighting and operation of [low power usage office machines] OFFICE MACHINES CUSTOMARILY USED IN THE OPERATION OF A BROKER-DEALER, heat, normal office air conditioning and elevator service, when they are reasonably necessary during the ordinary business hours of the building. Owner shall not be liable for any loss or damage caused or resulting from such services or utilities or any variation, interruption or failure thereof due to any cause whatsoever. No temporary interruption or failure of any such service or utility incident to the making of repairs, alterations, or improvements, UNLESS SUCH INTERRUPTION OR FAILURE SHALL CONTINUE FOR LONGER THAN SEVEN (7) DAYS AND IS THE PRODUCT OF OWNER'S NEGLIGENCE, or due to accident or strike or other condition reasonably beyond Owner's control shall be deemed as an eviction of Tenant or relieve Tenant from any of its obligations hereunder.

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7.       CARE OF PREMISES.  Tenant has examined the Premises and, subject to such alterations as may be specifically set forth herein, accepts them in their present condition and will at all times keep and maintain the Premises neat, clean and in a sanitary condition. If this Lease is entered into prior to completion of specific improvements for Tenant, the acceptance of Premises by Tenant shall be deferred until notice from Owner to Tenant of such completion. Unless within thirty (30) days thereafter Tenant shall have inspected the Premises and advised Owner in writing to the contrary, Tenant shall be deemed to have accepted the Premises in their then condition. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Owner in their condition as accepted hereunder, or as they may be altered or improved pursuant to Section 8, subject only to ordinary wear and tear and damage by act of God OR BY ANY OTHER CAUSE WHICH IS NOT DUE TO THE FAULT OR NEGLECT OF TENANT OR TENANT'S PERMITTED OCCUPANTS.

8. ALTERATIONS AND IMPROVEMENTS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Owner. Unless otherwise provided for, all such alterations, additions and improvements shall be at the sole cost and expense of Tenant, and shall become the property of Owner and shall remain as part of the Premises at the termination or expiration of this Lease. Tenant agrees to save Owner harmless from any damage arising out of any such work. Owner reserves the right to make, from time-to-time, at its expense, such alterations and improvements to Premises and Property as it deems appropriate.

9.       INSURANCE AND WAIVER OF SUBROGATION.
        A. Tenant. Tenant shall, at its sole cost and expense, cause to be placed in effect immediately upon commencement of the terms of this Lease, and shall maintain in full force and effect during such term:
           (i) A fire and extended coverage insurance policy covering all Tenant's improvements, and its fixtures, equipment, furniture and inventory in the Premises, on a full replacement cost basis (no deductions for depreciation), insuring against risks covered by an extended coverage form policy;
           (ii) Bodily injury and property damage comprehensive public liability insurance for the combined single limit coverage of not less than $1,000,000.00.
           Tenant shall deliver to Owner a duplicate original of each such policy, or in lieu thereof, a certificate evidencing such coverage issued by the Tenant's insurer. Each such policy or certificate shall provide that the same shall not be canceled without at least ten (10) days prior written notice to Owner, and shall name Owner and Owner's designee as an additional insured thereunder.
        B. Owner. Owner shall cause to be placed in effect immediately upon commencement of the term of this Lease, and shall maintain in full force and effect during such term:
           (i) A fire and extended coverage insurance policy covering all improvements, structures and contents in the entire property of which the Premises are a part, but not including Tenant's leasehold improvements, equipment, fixtures, furniture and inventory, on a basis satisfactory to Owner's permanent lender or the holder of the first lien mortgage or deed of trust on the Land and Building, insuring against risks covered by an extended coverage form policy;
           (ii) Bodily injury and property damage comprehensive public liability insurance for the combined single limit coverage of not less than $1,000,000.00.





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        C.       Owner and Tenant hereby release each other from responsibility for and waive their entire claim of recovery for any insured loss or damage to the property of either located in or about the Premises, including the Property and Premises, arising out of the occurrence of any of the perils which are covered by the fire and extended coverage insurance in effect at the time thereof, and (b) insured loss resulting from business interruption at Premises or loss of rental income from the Property, arising out of the occurrence of any such peril.

10. ACCIDENTS. Tenant shall save and hold Owner harmless from all loss, damage and liability resulting from any injury to any person or any loss of or damage to any property, including the Property and Premises, caused by or resulting from any act or omission of Tenant or any officer, agent, employee, guest, invitee, or visitor of Tenant in or about the Premises or Property. Owner shall not be liable for any loss or damage to person or property sustained by Tenant or any other person, which may be caused by the Premises [or Property] or any part thereof being out of repair, or by the bursting or leakage or malfunction of any apparatus, equipment or pipe, or by theft or by any act or neglect of any person or any other cause of whatsoever nature unless caused by the [willful act of Owner] NEGLIGENCE OF OWNER OR ANY EMPLOYEE OR AGENT OR CONTRACTOR OF OWNER.

11. ACCESS. Owner shall have the right to inspect the Premises at all reasonable times UPON REASONABLE ADVANCE NOTICE (EXCEPT IN CASE OF ANY SUCH ENTRY FOR EMERGENCY REPAIRS) and to THEN enter the same for the purpose of cleaning, repairing, altering or improving the PREMISES. [same on the Property, but nothing contained in this Lease shall be construed as to require Owner to make any repairs, alterations, or improvements.]

12. SIGNS OR ADVERTISING. Tenant shall not inscribe any inscription or post, place, or in any manner display any sign, notice, or any advertising matter whatsoever anywhere in or about the Premises or Property without first obtaining Owner's written consent thereto. NOTWITHSTANDING THE FOREGOING, OWNER CONSENTS TO TENANT'S PLACEMENT OF ITS CORPORATE LOGO IN THE RECEPTION AREA OF THE PREMISES.

13. UNLAWFUL USE. Tenant will not disturb other occupants of the Property and will not do nor permit to be done in or about the Premises or Property anything which is illegal or which may be dangerous to life or limb or will increase any insurance rate upon Property or Premises. Tenant will comply with all governmental rules, orders, regulations, or requirements relating to the use and occupancy of the premises.

14. SUCCESSORS. All the covenants, agreements, terms and conditions of this Lease shall bind Owner and Tenant and their respective heirs, executors, administrators, successors and assigns.

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15.      POSSESSION.  If Owner is unable to deliver possession of Premises or any part thereof at the time of commencement of this Lease, Owner shall not be liable for any damage nor shall this Lease become void or voidable, nor shall the term be in any way extended, but in such event Tenant shall nor be liable for any rental, or in the event of inability to deliver possession of part of the Premises, for the appropriate pro- rata part of the rental, until such time as Owner can deliver possession. Should Tenant accept the Premises prior to commencement of the Lease, Tenant shall be bound by all the provisions of the Lease during such prior period and shall pay rental at the above prescribed monthly rate prorated for such period.

16. NOTICES. All notices under this Lease shall be in writing and delivered in person or sent by United States mail to Owner at the same place rent payments are made, and to Tenant at the leased Premises. Owner and Tenant may hereafter designate any change of address as each may wish. Notices mailed shall be deemed given on the date of mailing.

17. LIENS AND INSOLVENCY. Tenant shall keep the Premises free from any liens or other encumbrances arising out of any work performed, materials furnished, or obligations incurred by Tenant. In the event Tenant becomes insolvent, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant or the Premises, Owner may cancel this Lease at its option.

18. DEFAULT AND REENTRY. If Tenant fails to pay rent as herein required or to perform any other covenant of this Lease, Owner may renter and take possession of the Premises and shall have all the rights of a landlord under the laws of the State of Washington. Notwithstanding such retaking of possession by Owner, Tenant shall remain liable for the rental for the balance of the term and without terminating this Lease, Owner may relet all or any part of the Premises upon such terms and conditions as Owner may deem advisable, in which event the rents received shall be applied first to the expenses of reletting and collection, including necessary renovation and alteration of the Premises, reasonable attorneys' fees and real estate commissions paid, and thereafter to all sums to become due hereunder, and Tenant shall pay Owner monthly any deficiency resulting therefrom.

19. REMOVAL OF PROPERTY. In the event of reentry or taking possession of the Premises, Owner shall have the right, but not the obligation, to remove therefrom all property located therein and may store the same in any place selected by Owner, including, but not limited to, a public warehouse at the expense and risk of Tenant, with the right to sell such property without notice to Tenant after it has been stored for a period of thirty (30) days. The proceeds of such sale shall be applied first to the cost of sale, second to the payment of storage charges, and third to the payment of any other sums which may then be due to Owner from Tenant, with any balance to be paid to Tenant.

20. HOLDOVER. If Tenant shall, with written consent of Owner, holdover after the expiration of this Lease, such shall be a month-to-month tenancy for an indefinite period of time, which tenancy may be terminated as provided by the laws of the State of Washington. During such tenancy, Tenant agrees to pay Owner the same rental as set forth herein and to be bound by all the terms, covenants and conditions of this Lease.









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21.      ATTORNEYS' FEES.  In the event of any action at law or in equity between Owner and Tenant to enforce any of the provisions, rights or obligations hereunder, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by the successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs and expenses and attorneys' fees shall be included in and as a part of such judgment. Venue shall be in Spokane County, Washington.

22. NON-WAIVER OF BREACH. The failure of Owner to insist upon strict performance of any of the covenants or terms of this Lease or to exercise any option or right herein conferred shall not be construed as a waiver of any such right to so act in the future, but the same shall remain in full force and effect.

23. SUBORDINATION. Tenant agrees that this Lease shall be subordinate to any mortgage or deed of trust now existing or hereafter placed upon the Property or the Premises created by or under the direction of the Owner, and to any or all advances to be made thereunder, and to interest thereon and all modifications, renewals and replacements or extensions thereof. Tenant agrees to execute any documents required by Owner from time-to-time to evidence Tenant's subordination of Tenant's interest under Tenant's Lease to any existing or future security interests. In the event of the enforcement of a security interest by the secured party or by the trustees for the secured party by the use of any remedies provided for by law or by documents evidencing the debt and the security interest, the Tenant will, if requested by the secured party or by any persons succeeding to the interest of the Owner as a result of that enforcement, automatically become the Tenant of any successor in interest, without any change in the terms and other provisions of the respective Lease; provided, however, that the successor in interest shall not be bound by (a) any payment of rent or additional rent for more than one month in advance, except prepayment in the nature of security for the performance by the Tenant of its obligation under the Lease not in excess of an amount equal to one month's rental, or (b) any amendment or modification of the Lease made without consent of beneficiary or any successor in interest. Upon request by the successor in interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment.

24. BUILDING RULES AND REGULATIONS. Tenant agrees to be bound by all rules and regulations which Owner may from time to time promulgate with respect to the entire Property, and acknowledges receipt of a copy of the present rules and regulations.

25. ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Owner and Tenant relating in any manner to the leasing, use and occupancy of the Premises and other matters set forth in this Lease. No prior agreements or understandings pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Owner and Tenant.

26. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.





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27.      ESTOPPEL CERTIFICATES.  Tenant shall, from time to time, upon written request of Owner, execute, acknowledge and deliver to Owner or its designee a written statement stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of minimum monthly rent and the date to which such rent has been paid; and certifying: That this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Owner have been satisfied, including, but without limitation, that any required contributions by Owner to Tenant on account of Tenant's improvements have been received; that on this date there are no existing claims, defenses or offsets which the Tenant has against the enforcement of this Lease by the Owner; that no rent has been paid more than one month in advance; and that no security has been deposited with Owner (or, if so, the amount thereof). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Owner's interest or any holder or assignee of any mortgage upon Owner's interest in the Property. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Owner as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Owner to a prospective purchaser or mortgagee and that this Lease is in full force and effect, that there are no uncured defaults in Owner's performance, that any security deposit is as stated in the Lease, and that not more than one month's rent has been paid in advance.

28. TAX ON RENTALS. Should there presently be in effect or should there be enacted during the term of this lease any law, statute or ordinance levying any tax (other than Federal or State income taxes) upon rents or the income from real estate or rental property, or increasing any such tax, Tenant shall reimburse Owner monthly and at the same time as fixed minimum rental payments are due hereunder, for the actual amount of all such taxes paid, as additional consideration for the execution of this lease.

29. REAL ESTATE LICENSE DISCLOSURE. Tenant acknowledges that Edward W. Kiemle and Gerald L. Hagood are partners of the managing partnership within the partnership that own the subject property, and that they are licensed real estate Brokers in the State of Washington.

30. BROKER REPRESENTATION / LEGAL ADVICE. Tenant acknowledges that KIEMLE & HAGOOD COMPANY, Leasing Agent(s), represented the Owner in this transaction. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction.
         This Lease has been prepared for submission to your attorney for his/her approval. No representation or recommendation is made by KIEMLE & HAGOOD COMPANY or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this Lease.

         THE TENANT AND OWNER ACKNOWLEDGE THAT JEFF K. JOHNSON OF KIEMLE & HAGOOD COMPANY REPRESENTED THE SOLE INTERESTS OF THE TENANT IN THIS LEASE NEGOTIATION. THE TENANT AND OWNER ADDITIONALLY ACKNOWLEDGE AND APPROVE THAT KIEMLE & HAGOOD COMPANY HAS ACTED AS A DUAL AGENT IN THIS LEASE NEGOTIATION.





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31.      RIDERS.  A copy of the Building Rules and Regulations and Exhibit "A"
have been added and made a part of this Lease hereto. Paragraph Nos. 3, 4, 5, 6, 7, 10, 11 and 30 have been modified and made a part of this Lease hereto. Paragraph Nos. 33, 34 and 35 have been added in their entirety and made a part of this Lease hereto.

32. APPROVAL OF TENANT FINANCIAL CONDITION. Tenant acknowledges that acceptance of this Lease by Owner is subject to Owner's financial status and condition and Owner's approval thereof. Approval shall be deemed as having been granted upon Owner's execution of this document. Should Owner not grant approval of tenant's financial condition, all sums paid by Tenant to Owner as security or rental payments shall be immediately returned and this Lease shall become null and void, with neither party having any further liability to the other.

33. ALTERATIONS AND IMPROVEMENTS. The Owner shall construct the improvements as preliminarily outlined on the floor plan form Northwest Architectural Company dated August 19, 1996 and attached hereto as Exhibit "B" and letter of estimates outlining the scope of work from Construction Associates dated September 13, 1996. The Owner shall provide a carpet allowance of $12.00 per square yard for the cost of carpet, including taxes. The Owner shall also switch the existing men's and women's restrooms on the 13th floor.

34. EXPANSION OPTION. The Tenant shall have the option to lease any unleased adjoining vacant space on the 13th floor by providing thirty (30) days written notice to Owner. In addition, if the Owner has an interested party to lease said adjoining space, the Owner will notify Tenant, in writing, and Tenant will have five (5) business days to notify the Owner of their intent to occupy the adjoining space. In the event of further expansion, the Lease shall be amended to incorporate the new Premises and the rental for the Expansion Premises shall be based upon the then per square foot rent being paid by Tenant. The Owner shall provide an Improvement Allowance commensurate with that provided on the original Lease and if Tenant expands, the Lease shall be extended to have a minimum of five (5) years remaining.

35. CANCELLATION OPTION. Provided that Tenant is not in default of any of the terms herein, Tenant shall have the one-time right to terminate this Lease on December 31, 2001 by providing one hundred eighty (380) days prior written notice to the cancellation date and paying a cancellation fee of seventy thousand ($70,000.00) dollars.

IN WITNESS THEREOF, the parties hereto have executed this Lease the day and year first above written.



OWNER:                                TENANT:

WEST RIVERSIDE INVESTORS              NATIONAL SECURITIES,
a general partnership                 a Washington corporation

By:      KHR Investment Company       By:______________________________
         Managing Partner                Robert I. Kollack, President


By:______________________________     By:______________________________









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         Partner





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